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THE ROBERT MONDAVI CORPORATION
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Filed by The Robert Mondavi Corporation pursuant to Rule 14a-12 of the Securities and Exchange Act

Robert Mondavi Corporation ("RMC") Bank of America Securities 34th Annual Investment Conference September 2004

Forward Looking Statements o This presentation contains forward-looking statements about our strategies, financial targets and general business and economic conditions. o Actual results may differ materially from these expectations. o Refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K and in the company's recent Form 8-K filings for more information about risks in the premium wine business.

Agenda I. Introduction II. Strategic Review III. Value Growth Plan

Introduction Leader in Premium Wine Segment o Founded in 1966; IPO in 1993 o $650 million market cap (at $38 per share as of September 17, 2004) o Leading wines at every premium price point o Strong brand equity o Presence in premium wine regions worldwide o Professional management / seasoned board

Strategic Review

Strategic Review Situation Overview o In Mar 2003 Management restructured business to achieve attractive growth, margins and returns o In Sep 2003 Board/Management concluded deep fundamental change required - Incremental improvements in existing businesses insufficient - Major strategic review process required - Ted Hall nominated to Board to assist o Board/Management began intensive strategic review - Undertook significant market research - Benchmarked of all aspects of business - Separated fact from "lore" - Evaluated Governance "Best Practices"

Strategic Review Situation Overview (continued) o Key Finding: RMC operates in two separate segments requiring fundamentally different operations with distinct business drivers - Lifestyle (less than $15 /bottle @ retail) - Luxury (less than $15 / bottle @ retail) o Management developed "Value Growth Plan" (VGP) - Explored options in both Luxury and Lifestyle segments - Evaluated multiple strategies and ownership structures o "Value Growth Plan" selected by Board as highest value-creating alternative

Strategic Review Situation Overview (continued) o In Aug 2004 Board took enabling actions - Formal separation of Luxury and Lifestyle - Convert super-voting Class "B" shares to Class "A" at 1.165 exchange ratio - Reincorporate in Delaware - Authorized management to repurchase up to $30 million in stock o In Sep 2004 Board approved divestiture of Luxury and non- strategic assets - Company will focus solely on growth of premium Lifestyle brands - Up to $200 million in pre-tax charges - In addition, lowered Fiscal 2005 EPS guidance by $0.50 per share - Michael Mondavi leaving management, but not Board

Strategic Review Wine Segments o Four distinct segments in the U.S. premium wine market, generally characterized by price point and channel Price per RMC Segment 750ml Bottle Volume Mix Classification Luxury less than $25 4% Luxury Ultra Premium $14-25 13% Super Premium $7-14 30% Lifestyle Popular Premium $3-7 53% o Super Premium segment has exhibited strongest growth over the last four years 2003 California Table Wine Sales 3-year Volume CAGR Luxury 3.6% Ultra Premium 3.8% Super Premium 5.5% Popular Premium -2.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% Source: Gomberg, Fredrikson & Associates, 2004

Strategic Review RMC Lifestyle (less than $15 @ Retail) o 94% of volume, 81% of revenue, 83% of EBITDA, 86% of EBIT, in F04 o Significant production cost savings and asset rationalization opportunities available to ensure globally competitive position o Attractive options to maintain and improve competitiveness through brand-building investments o Efficient, performance-based improvements in go-to-market approach identified * * * -- Major Lifestyle opportunities constrained by the poor performance and added complexity of a co-mingled Luxury portfolio

Strategic Review RMC Channel Distinction * o Lifestyle sales channels are centered on "off premise" 100% 80% 60% 60% 85% 40% 20% 40% 15% 0% Lifestyle Luxury *Fiscal 2004 depletions

Value Growth Plan ("VGP")

Value Growth Plan Approved Sep 14, 2004 Enhance position as leading premium lifestyle wine company in the world Strong profitability and financial returns Significant growth opportunities Very attractive category Focus resources Concentrate in Lifestyle category Divest Luxury brands (including joint ventures) Create Lifestyle company with good fit to public company ownership expectations Ability to grow volumes and profits Generate significant cash flow

Value Growth Plan Approved Sep 14, 2004 (continued) Divest Luxury business to maximize value probably to non-public investors Significant value arbitrage Enable valuation in excess of value currently ascribed by public market Different return hurdles Longer investment horizons than in the public equity markets Gain flexibility with cash generated from divestitures and ongoing Lifestyle business Value enhancing strategic options Financial opportunities

Value Growth Plan Transition Up to $200 million in pre-tax restructuring costs Divestiture of assets not suitable for Lifestyle business and not adequately valued by pubic market Unfavorable grower contracts to be renegotiated or bought out Appropriate staffing reductions

Value Growth Plan Creation of Brand Entity RM brand equity a significant source of value Provides branding for RMW and RMPS wines (greater than 2mm cases) Provides endorsement on Woodbridge ( greater than 8mm cases) Objective: Maximize value of RM brand equity Both scope and scale of use required to create value Market research shows that RM brand can serve multiple segments Solution: Brand sharing entity Co-owned by future RMW owners and Lifestyle Company; shared royalties Usage licensed in specific segments Collects royalties, defends trademark, provides governance structure Precedents in other industries

Value Growth Plan RMW, Luxury businesses and non-strategic assets divested for maximum value RMW reconfigured for maximum value creation and divestiture $400 - $500 million in estimated after-tax proceeds from asset divestitures (1) Loss of only 17% of RMC EBITDA and 14% of RMC EBIT Lifestyle company Attractive EBIT and ROIC performance Significant growth opportunities Unique scale and focus advantages Outcome Envisioned (1) These results cannot be assured, but are based on current wine industry and economic conditions, and are subject to audit committee approval.

Value Growth Plan Seasoned Board committed to increasing shareholder value Deep strategic expertise and restructuring experience Broad CPG experience Strong management team with brand-building experience and proprietary strategic insights in wine CPG-oriented marketing team Dedicated, motivated lifestyle sales force Highly Capable Leadership

Value Growth Plan Woodbridge #1 wine in the world in its segment Over 190 awards in the past nine months #1 selling 1.5-liter Cabernet Sauvignon, Merlot, and Chardonnay in U.S. Highest level of brand loyalty of any brand in its segment Robert Mondavi Private Selection Fastest growing wine brand in super-premium segment #1 selling 750-ml Cabernet Sauvignon in U.S. #1 in consumer purchase intent Strong production platform with global capability World-class winemaking facility in Lodi Cost competitive high-quality grape sourcing Compelling Lifestyle Position

Value Growth Plan 1. Deploy proprietary strategic insights in wine Research and market tested advertising, packaging, new products Woodbridge advertising beats beverage alcohol norms Robert Mondavi Private Selection most preferred package Papio a global success, and more to come 2. Leverage unique appreciation of winemaking to make great wine Deep grower relationships Real people, real winery - generations of experience Make great wine at scale 3. Effectively utilize market clout Woodbridge and RMPS uniquely strong combination Performance based distributor management Channel expertise and productive Category Management partnerships with key retailers 3-Point Plan

Value Growth Plan 9 - 10x $749 - $929 = Total Valuation $349 - $429 = Equity Value ($400) - Debt as of 6/30/04 $400 - $500 $49 $700 - $780 $78 $ millions + Est. Cash Proceeds from asset sales (after tax) (2) = Enterprise Value + Cash as of 6/30/04 x Beverage Alcohol EBITDA multiple trading range Lifestyle Fiscal 2004 EBITDA (1) Illustrative Potential Value (1) Refer to Annual Report on Form 10-K for definition of EBITDA. (2) These results cannot be assured, but are based on current wine industry and economic conditions, and are subject to audit committee approval.

Value Growth Plan 20%+ EBIT margins 12%+ financial returns Strong balance sheet Attractive strategic opportunities New products, organic growth, acquisitions International expansion Attractive financial opportunities to enhance shareholder value Attractive public company

Value Growth Plan Focus and invest in growing Lifestyle business Exploit strong competitive position Deliver industry leading growth, margins and cash flow Capture value for luxury brand assets significantly in excess of current public market valuation Divest assets to buyers able to provide maximum value Protect brand equity Achieve flexibility to pursue value enhancing strategic and financial opportunities New product development Participant in industry consolidation Blueprint for Success

Vision "To enrich life through wine"

Important Information For Investors And Shareholders

          In connection with the proposed recapitalization plan, The Robert Mondavi Corporation will file a combined proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE (707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.

          The Company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s shareholders in connection with the proposed recapitalization plan is set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2003 filed with the SEC on September 26, 2003 and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Forward-looking Statements

This announcement and other information provided from time to time by the company contain historical information as well as forward-looking statements about the company, the premium wine industry and general business and economic conditions. Such forward-looking statements include, for example, projections or predictions about the company’s future growth, consumer demand for its wines, including new brands and brand extensions, margin trends, anticipated future investment in vineyards and other capital projects, the premium wine grape market and the premium wine industry in general. Actual results may differ materially from the company’s present expectations. Among other things, a soft economy, a downturn in the travel and entertainment sector, risk associated with continued conflict in the Middle East, reduced consumer spending, or changes in consumer preferences could reduce demand for the company’s wines. Similarly, increased competition or changes in tourism to the company's California properties could affect the company’s volume and revenue growth outlook. The supply and price of grapes, the company’s most important raw material, is beyond the company’s control. A shortage of grapes might constrict the supply of wine available for sale and cause higher grape costs, putting more pressure on gross profit margins. A surplus of grapes might allow for greater sales and lower grape costs, but it might also result in more competition and pressure on selling prices or marketing spending. Interest rates and other business and economic conditions could increase significantly the cost and risks of projected capital spending. The separation of the company into two operating units may impair management’s ability to focus on other needed areas of business execution. There are also significant risks associated with separating the company’s sizeable sales force into two operating units. Some of the company’s strategic alternatives would involve lay offs and significant restructuring changes which could materially impair future earnings. For additional cautionary statements identifying important factors that could cause actual results to differ materially from such forward-looking information, please refer to Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, on file with the Securities and Exchange Commission. For these and other reasons, no forward-looking statement by the company can or should be taken as a guarantee of what will happen in the future.